Exhibit 99.3

[FORM OF HEWITT PROXY CARD]

PROXY

HEWITT ASSOCIATES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 30, 2004

This Proxy is Solicited on Behalf of the Board of Directors of Hewitt Associates, Inc.

The undersigned hereby appoints C. Lawrence Connolly, III, Peter E. Ross and James L. Harper, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Class A Common Stock of Hewitt Associates, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Hewitt Associates, Inc. at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611 on Thursday, September 30, 2004 at 3:00 p.m., central daylight time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying joint proxy statement/prospectus.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendation, please sign the reverse side; no boxes need to be checked.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Hewitt Associates, Inc.

c/o Equiserve Trust Company N.A.

P.O. Box 8694

Edison, New Jersey 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/hew	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

☒    Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” Items No. 1 and 2.

		FOR	AGAINST	ABSTAIN
Item 1 —	Approve (i) the Agreement and Plan of Merger, dated as of June 15, 2004, by and among Exult, Inc., Hewitt Associates, Inc. and Eagle Merger Corp., pursuant to which Eagle Merger Corp. will merge with and into Exult, with Exult becoming a wholly owned subsidiary of Hewitt Associates, Inc., and each share of Exult common stock will be converted into the right to receive 0.2 of a share of Hewitt Class A common stock and (ii) the issuance of Hewitt Class A common stock pursuant to the merger agreement.	☐	☐	☐

Item 2 —	Approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposals.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           ☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:

Date: